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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.


                     Date of Report          August 14, 2000


                        SBA COMMUNICATIONS CORPORATION
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            (Exact name of registrant as specified in its charter)

         Florida                           000-30110              65-0716501
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   (State or other jurisdiction of   Commission File Number  (I.R.S. Employer
    incorporation or organization)                           Identification No.)


      One Town Center Road, Boca Raton, Florida                    33486
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       (Address of principal executive offices)                 (Zip code)


                                (561) 995-7670
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             (Registrant's telephone number, including area code)
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Item 5            Other Events


                  SBA Communications Corporation announced significant increases in revenue and EBITDA for the three months ended June 30, 2000 over the same period in 1999.

                  For the three months ended June 30, 2000, revenues increased 98% to $38.5 million from the second quarter of 1999, due to both higher site leasing revenue and site development revenue. The quarterly revenues were the highest in the company's history. Site leasing revenue increased to $11.8 million for the quarter, also a record for the company, a 105% increase over the second quarter of 1999. Gross profit for the quarter increased 102% to $13.4 million from the second quarter of 1999, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $7.4 million for the quarter, again a record for SBA and a 147% increase over the second quarter of 1999. Earnings before interest, taxes, depreciation, amortization and non-cash compensation charges (EBITDA) for the quarter was $7.1 million, a 276% increase over the second quarter of 1999. Earnings (loss) per share were $(.20) for the three months ended June 30, 2000 compared to $(.64) in the year earlier period.

                  "We are very pleased with our second quarter results," commented Steven E. Bernstein, Chief Executive Officer. "We continue to have significant and record growth in all areas, and are enjoying increasing synergies between our tower ownership and services businesses. Reflecting the very favorable business climate for integrated tower companies such as SBA, our backlog of new tower builds, tower acquisitions and services business are at all-time highs. With this backlog and the proceeds from our recently completed issuance of 5,000,000 shares of Class A common stock, we are well positioned for continued growth."

                  "Our financial results for the quarter, as well as our previously announced operational results, were ahead of our plan," added Jeffrey A. Stoops, SBA's President. "Once again we posted strong sequential gains in the most important financial metrics; which we believe are total revenues, site leasing revenues, site leasing gross profit margin, EBITDA, EBITDA margin and after-tax cash flow. Perhaps most pleasing is the fact that we achieved positive after-tax cash flow this quarter, well ahead of schedule."

                  A conference call to discuss these results will be held on Friday, August 11, 2000 at 10:00 AM EDT. The call-in number is
                  (800) 230-1085. The name of the conference call is "SBA Second Quarter Earnings Release." The replay will be available from August 11 at 5:00 PM to August 18 at 11:59 PM. The replay number is (800) 475-6701. The access code is 529409.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated August 10, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


August 14, 2000                                    /s/  Pamela J. Kline
                                                   --------------------
                                                   Pamela J. Kline
                                                   Chief Accounting Officer